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                                                                     Exhibit 4.3

                                 ALLERGAN, INC.

                     1.50% Convertible Senior Notes Due 2026

                          REGISTRATION RIGHTS AGREEMENT

                                                              New York, New York
                                                                  April 12, 2006

Banc of America Securities LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
   As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          Allergan, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell to certain purchasers (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, its 1.50% Convertible Senior Notes Due 2026 (the "Notes"), upon the terms set forth in the Purchase Agreement between the Company and the Initial Purchasers dated April 6, 2006 (the "Purchase Agreement") relating to the initial placement (the "Initial Placement") of the Notes. The Notes will be convertible into Shares (as defined herein), on the terms and subject to the conditions set forth in the Indenture (as defined herein). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a "Holder" and, collectively, the "Holders"), as follows:

          1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 405 under the Act and the terms "controlling" and "controlled" shall have meanings correlative thereto.

          "Amendment Effectiveness Deadline Date" shall mean the date that is 45 days after the date such post-effective amendment is required by Section 2(h)(i) to be filed.

          "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

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          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Closing Date" shall mean the date of first issuance of the Notes.

          "Commission" shall mean the Securities and Exchange Commission.

          "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, as it exists on the date of the Indenture and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of Notes.

          "Conversion Rate" shall have the meaning indicated in the Indenture.

          "Deferral Notice" shall have the meaning indicated in Section 3(c)(x)(B) hereof.

          "Deferral Period" shall have the meaning indicated in Section 3(c)(x)(B) hereof.

          "Effectiveness Date" shall mean the date of effectiveness or availability of the Shelf Registration Statement.

          "Effectiveness Target Date" shall mean no later than 180 days after the date hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Final Memorandum" shall mean the offering memorandum, dated April 6, 2006, relating to the Notes, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

          "Holder" shall have the meaning set forth in the preamble hereto.

          "Indenture" shall mean the Indenture relating to the Securities, dated as of April 12, 2006, between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Placement" shall have the meaning set forth in the preamble hereto.

          "Initial Purchaser" shall have the meaning set forth in the preamble hereto.

          "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.

          "Losses" shall have the meaning set forth in Section 6(d) hereof.


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          "Majority Holders" shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement, provided that Holders of Shares issued upon conversion of Notes shall not be deemed Holders of Shares, but shall be deemed Holders of the aggregate principal amount of the Notes from which such Shares were converted.

          "NASD Rules" shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

          "Notes" shall have the meaning indicated in the preamble hereto.

          "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Memorandum.

          "Notice Holder" shall mean, on any date, any Holder of Registrable Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

          "Prospectus" shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

          "Purchase Agreement" shall have the meaning indicated in the preamble hereto.

          "Registrable Securities" shall mean each Note (each a "Registrable Note") and each share of Common Stock issued upon conversion of Notes other than those that have been (A) registered under a Registration Statement and disposed of in accordance therewith or (B) distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission.

          "Registration Default Damages" shall have the meaning set forth in
Section 8 hereof.

          "Securities" shall mean, collectively, the Notes and the Shares.

          "Shares" means the shares of Common Stock into which the Notes are convertible or that have been issued upon any conversion from Notes into Common Stock.

          "Shelf Filing Deadline" shall mean 120 days after the Closing Date.

          "Shelf Registration Period" from the date the Shelf Registration Statement becomes effective until the date that the Notes and the shares of Common Stock issuable upon exchange thereof have ceased to be Registrable Securities.


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          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          2. Shelf Registration. (a) The Company shall as promptly as practicable (but in no event after the Shelf Filing Deadline) cause to be filed, or otherwise designate an existing filing with the Commission as a Shelf Registration Statement, providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission, subject to the terms and conditions hereof;

          (b) The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective under the Act, or otherwise make available for use by Holders a previously filed Shelf Registration Statement, no later than the Effectiveness Target Date and the Effectiveness Date;

          (c) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the "Shelf Registration Period") from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of: (A) two years after the last date of the original issuance of any of the Notes, (B) the sale pursuant to the Shelf Registration Statement of all the Notes or the shares of Common Stock issuable upon conversion of the Notes and (C) the date when the Holders of the Notes and the Common Stock issuable upon conversion thereof are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act.

          The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, and
(y) permitted by Section 3(c)(x)(B) hereof.

          (d) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, and any Issuer Free Writing


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Prospectus, as of the date thereof, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading.

          (e) Not less than 30 days prior to the Effectiveness Target Date, the Company shall mail the Notice and Questionnaire to the Holders. Each Holder that becomes a Notice Holder (and provides such additional information as the Company reasonably may request) no later than 15 days following such Holder's receipt of notice from the Company of the filing or designation of the Shelf Registration Statement shall be named as a selling securityholder in the initial Registration Statement made available to Holders under the Shelf Registration Statement.

          (f) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Shelf Registration Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file or designate a subsequent Shelf Registration Statement covering all of the securities that as of the date of such filing or designation are Registrable Securities. If such an subsequent Shelf Registration Statement is filed or designated (and is not already effective), the Company shall use its reasonable best efforts to cause the subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing or designation and to keep such subsequent Shelf Registration Statement continuously effective until the end of the Shelf Registration Period.

          (g) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

          (h) Each Holder of Registrable Securities agrees to deliver a Notice and Questionnaire to the Company at least five Business Days prior to any intended distribution by it of Registrable Securities under the Shelf Registration Statement. From and after the Effectiveness Date, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) ten Business Days after such date (but no earlier than ten Business Days after effectiveness) or (y) ten Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five Business Days of such delivery date:

               (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to


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          deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to become effective under the Act as promptly as is practicable, but in any event by the Amendment Effectiveness Deadline Date;

               (ii) provide such Holder copies of any documents filed pursuant to Section 2(g)(i); and

               (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(g)(i);

provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Deferral Period in accordance with Section 2(c). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and
(ii) the Amendment Effectiveness Deadline Date shall be extended by up to 20 Business Days from the Expiration of a Deferral Period if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

          3. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.

          (a) the Company shall:

               (i) comply with all the provisions of Section 2(c) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Registrable Securities, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, or otherwise make available for use by Holders a previously filed Shelf Registration Statement.

               (ii) furnish to each of the Representatives and to counsel for the Notice Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose; and

               (iii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.


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          (b) The Company shall ensure that:

               (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

               (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) in connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

               (i) subject to any notice by the Company in accordance with this
          Section 3(c) of the existence of any fact or event of the kind described in Section 3(c)(iii)(D), use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Shelf Registration Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the Shelf Registration Period, the Company shall file promptly a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause any such amendment to become effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Shelf Registration Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rule 424 under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth or to be set forth in the Shelf Registration Statement or supplement to the Prospectus.

               (iii) advise the Initial Purchasers and selling Holders promptly and, if requested, to confirm such advice in writing (which notice pursuant to clauses (B) through (E) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):


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                    (A) when the Prospectus, any Prospectus supplement, any
               post-effective amendment or any Issuer Free Writing Prospectus has been filed with the Commission, and when the Shelf Registration Statement or any post-effective amendment thereto has become effective,

                    (B) of any request by the Commission for any amendment or
               supplement to the Shelf Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information,

                    (C) of the issuance by the Commission of any stop order
               suspending the effectiveness of the Shelf Registration Statement under the Act or of any notice that would prevent its use, or the institution or threatening of any proceeding for any of the preceding purposes,

                    (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes,

                    (E) of the existence of any fact or the happening of any
               event, during the Shelf Registration Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or

                    (F) when any Issuer Free Writing Prospectus includes
               information that may conflict with the information contained in the Registration Statement.

               (iv) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction or any notice that would prevent its use and, if issued, to obtain as soon as possible the withdrawal thereof.

               (v) furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

               (vi) if requested by any selling Holders or the Representatives, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including,


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          without limitation, information relating to the "Plan of Distribution"
          of the Registrable Securities.

               (vii) deliver to each Initial Purchaser, selling Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, as such persons may reasonably request. The Company hereby consents to the use of the Prospectus and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

               (viii) prior to any public offering of Registrable Securities, arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

               (ix) cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be issued or sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

               (x) (A) Upon the occurrence of any event contemplated by subsections (c)(iii)(B) through (D) above, the Company shall promptly (or within the time period provided for by clause (B) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus, relevant Issuer Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, such Registration Statement, Prospectus or Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (B) Upon the occurrence or existence of any pending
               corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus or relevant Issuer Free Writing Prospectus, the Company shall give notice (without notice of the nature or details of such events) (a "Deferral Notice") to the Holders


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               that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(c)(xi) hereof, or until it is advised in writing by the Company that the Prospectus and any applicable Issuer Free Writing Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus or Issuer Free Writing Prospectus. The period during which the availability of the Shelf Registration, any Prospectus or any Issuer Free Writing Prospectus is suspended (the "Deferral Period") shall not exceed 120 days in any twelve-month period.

               (xi) not later than the effective date of the Shelf Registration Statement, provide CUSIP numbers for the Securities registered under the Shelf Registration Statement and provide the Trustee with printed certificates for such Securities, in a form eligible for deposit with The Depository Trust Company.

               (xii) comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 40 days after the end of a 12-month period (or 75 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

               (xiii) cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

               (xiv) enter into customary agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities.

               (xv) make reasonably available for inspection by the Holders of Securities to be registered thereunder, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries.

               (xvi) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations.

               (xvii) cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.


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               (xviii) provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission's EDGAR system.

               (xix) use its reasonable best efforts if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities covered by the Shelf Registration Statement.

               (xx) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Shelf Registration Statement.

          (d) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (e) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the NASD Rules.

          (f) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement.

          4. Holder's Obligations: Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to
Section 2(d) and 2(g) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such distribution, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to


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or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

          5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations hereunder and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Cleary Gottlieb Steen & Hamilton LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection herewith.

          6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder of Securities covered by the Shelf Registration Statement, each Initial Purchaser and each person who controls any such Holder or Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any Issuer Free Writing Prospectus, any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Issuer Free Writing Prospectus, any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein and provided further, that the Company will not be liable in any such case to the extent that a Holder fails to deliver, at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, if such Prospectus, as amended or supplemented, had been previously furnished by or on behalf of the Company to such Holder and corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the delivery thereof by such Holder was required by law or any rule or regulation of any applicable stock exchange. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

          (b) Each Holder of Securities covered by the Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or such control persons may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any Issuer Free Writing Prospectus, any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Issuer Free Writing Prospectus, any preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided however, that such counsel shall be satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no event shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as set forth in the Final Memorandum; provided further, that in no event shall the Company be responsible, in the aggregate, for any amount in excess of the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such Losses relate; provided further, that in no event shall any Holder be responsible, in the aggregate, for any amount in excess of the amount by which (i) the total price at which the Notes purchased by it were resold exceeds (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the Act. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director and officer of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 6, and shall survive the sale by a Holder of Securities covered by the Shelf Registration Statement.

          7. Rule 144A and Rule 144. The Company agrees with each Holder, for so long as any Registrable Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144.

          8. Registration Defaults. (a) If, and only if, any of the following events shall occur (each such event, a "Registration Default"), then the Company shall pay liquidated damages (the "Registration Default Damages") to the Holders of Registrable Notes in respect of the Notes as follows:

               (i) the Shelf Registration Statement is not filed, or on file, with the Commission prior to or on the Shelf Filing Deadline, commencing on the day following the Shelf Filing Deadline, Registration Default Damages shall accrue on the Registrable Notes at a rate of 0.25% per annum for the first 120 days from and including the day following the Shelf Filing Deadline and 0.50% per annum thereafter; or

               (ii) the Shelf Registration Statement has not become effective, or a previously effective Shelf Registration Statement has not been made available, prior to or on the Effectiveness Target Date, commencing on the date following the Effectiveness Target Date, Registration Default Damages shall accrue on the Registrable Notes at a rate of 0.25% per annum for the first 120 days from and including the day following the Effectiveness Target Date and 0.50% per annum thereafter; or

               (iii) the Shelf Registration Statement is filed and has become effective but, during the Shelf Registration Period, shall thereafter cease to be effective or fail to be usable for its intended purpose (other than pursuant to Section 3(c)(x) hereof) for more than 5 Business Days, Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such date on which the Shelf Registration Statement ceases to be effective and 0.50% per annum thereafter; or

               (iv) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(c)(x) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the Registrable Notes at a rate of 0.25% per annum for the first 120 days from and including such date and 0.50% per annum thereafter.

     The Registration Default Damages payable as specified above shall be determined:

                    (A) in respect of the Registrable Notes, to each holder of
               Notes as described in Section 8(i) through (iv); and

                    (B) in respect of the Registrable Notes submitted for
               conversion into Common Stock during the existence of a Registration Default with respect to the Common Stock, the holder will not be entitled to receive any Registration Default Damages with respect to such Common Stock but (x) will be entitled to a conversion rate adjustment, if any, in accordance with the terms of the Notes as set forth in the Indenture and (y) will receive from the Company on the settlement date with respect to such conversion, accrued and unpaid Registration Default Damages on the Registrable Notes calculated in accordance with paragraph (A) to the Conversion Date (as defined in the Indenture); and

          (b) Notwithstanding the foregoing, in no event will Registration Default Damages be payable in connection with a failure to register the Common Stock. For the avoidance of doubt, if the Company fails to register both the Notes and the Common Stock, then the Registration Default Damages shall be payable in connection with the failure to register the Notes.

          (c) The Company shall in no event be required to pay Registration Default Damages in respect of more than one Registration Default at any one time. Additionally, in no event will Registration Default Damages accrue at a rate per year in excess of .50%.

          (d) Any amounts of Registration Default Damages due pursuant to
Section 8(a) will be payable in cash semi-annually in arrears on each April 1 and October 1, with the first semi-annual payment due on the first such payment date after which a Registration Default occurs. A Holder will not be entitled to Registration Default Damages as provided in Section 6 hereof, unless such Holder has timely delivered to the Company a duly completed Notice and Questionnaire, together with such other information reasonably requested of such Holder in accordance with this Agreement.

          9. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

          10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding (provided that the Holders of Shares issued upon conversion of Notes, which Shares are Registrable Shares, shall not be deemed Holders of Shares, but shall be deemed Holders of the aggregate principal amount at maturity of Notes from which such shares were converted; provided, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided further, that the provisions of this Article 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities being sold rather than registered under such Shelf Registration Statement.

          11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

          (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

          (b) if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

          (c) if to the Company, initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

          13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities, and the indemnified persons referred to in Section 6 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          17. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          18. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                        Very truly yours,

                                        Allergan, Inc.


                                        By:  /s/ Jeffrey L. Edwards
                                            ------------------------------------
                                        Name: Jeffrey L. Edwards
                                              ----------------------------------
                                        Title:Executive Vice President,
                                              ---------------------------------
                                              Finance and Business Development,
                                              ---------------------------------
                                              Chief Financial Officer
                                              ---------------------------------

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Banc of America Securities LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated

By: Bank of America Securities LLC

By: /s/ Derek Dillon
    ---------------------------------
Name: Derek Dillon
      -------------------------------
Title: Managing Director
       ------------------------------


By: Citigroup Global Markets Inc.


By: /s/ Graeme Gilfillan
    ---------------------------------
Name: Graeme Gilfillan
      -------------------------------
Title: Managing Director
       ------------------------------